Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2018 (August 8, 2018 as to the effects of the Second Amended and Restated Articles of Incorporation described in Note 17), relating to the consolidated financial statements of Mesa Air Group, Inc. and subsidiaries (the “Company”) appearing in Amendment No. 3 to Registration Statement No. 333-226173 on Form S-1 of the Company.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

August 10, 2018